Exhibit 10.1

FirstBank 401(k) Savings

Plan and Trust

Table of Contents

Introduction	3

Important Information About the Plan	4

Joining the Plan	6

Contributions to the Plan	8

Managing Your Account	14

Ownership of Your Account (Vesting)	16

Withdrawals	19

Benefits	21

Taxes on Distributions	24

Distribution Claim Procedures	26

Legal Rights	29

Additional Information	31

FirstBank 401(k) Savings Plan and Trust

Introduction

The FirstBank 401(k) Savings Plan and Trust (“Plan”) was established effective as of January 1, 1994 to provide you with greater financial security. The Plan is known as a defined contribution 401(k) plan. It has been established to help you provide for your future financial security through a combination of personal savings, current tax savings and contributions made by your Employer.

This Plan offers you an easy way to save for your retirement using pre-tax and after-tax contributions which are directly deducted from your paycheck. The amount you save on a pre-tax basis, along with the earnings, are not taxed until you withdraw them from the Plan. Roth deferrals and, in most cases, earnings on them, will not be subject to federal income taxes when distributed to you. However, for a distribution of earnings to qualify for federal tax-free treatment, such a distribution must be a “qualified distribution” from your Roth deferral account. See the question “What is a ‘qualified distribution’ from a Roth deferral account?” in the “Taxes on Distributions” section of this Summary Plan Description (“SPD”).

Except as otherwise discussed in this SPD, the same provisions that currently apply to pre-tax salary deferral contributions generally will apply to Roth deferrals.

This Summary Plan Description — or SPD — will explain how the Plan works. It describes your benefits and rights under the Plan, as it was amended and restated, effective as of January 1, 2018.

This SPD is only a summary of your benefits and rights under the Plan. It is important that you understand that it cannot cover all of the details of the Plan or how the rules of the Plan apply to every person, in every situation. You can find the specific rules of the Plan in the Plan document, which you may request from your Plan Administrator.

Every effort has been made to accurately describe the Plan. If you find a difference between the information in this SPD and the information in the Plan document, your benefits will be determined based on the information found in the Plan document.

If in reading this SPD or the Plan document you find you have questions concerning your benefits under the Plan, please contact your Plan Administrator or Transamerica Retirement Solutions, LLC.

FirstBank 401(k) Savings Plan and Trust

Important Information About the Plan

Plan Sponsor:	FB Financial Corporation (“Employer”)
12 South Main Street
Lexington, TN 38351
731-968-4211
EIN: 62-1216058

Plan Name:	FirstBank 401(k) Savings Plan and Trust

Plan Number:	001

Plan Effective Date:	The Plan was originally effective as of January 1, 1994. This SPD describes the Plan as amended and restated effective as of January 1, 2018.

Plan Year:	January 1st—December 31st

Plan Administrator:	FB Financial Corporation
12 South Main Street
Lexington, TN 38351
731-967-8320

Plan Trustee(s):	State Street Bank and Trust Company
1 Lincoln Street
Boston, MA 02111

Agent for Service
of Legal Process*:	FB Financial Corporation
12 South Main Street
Lexington, TN 38351

*Service of legal process may be made upon the Plan Trustee, if applicable, or the Plan Administrator.

Plan Funding:	All assets of the Plan are held in trust. The trust fund established by the Plan Trustee(s) will be the funding medium used for the accumulation of assets from which benefits will be distributed.

Plan Recordkeeper:	Transamerica Retirement Solutions, LLC (“Transamerica”)
440 Mamaroneck Avenue
Harrison, NY 10528

FirstBank 401(k) Savings Plan and Trust

Participating Employer:	FirstBank
12 South Main Street
Lexington, TN 38351
EIN: 62-0198265

FirstBank 401(k) Savings Plan and Trust

Joining the Plan

May I join the Plan?

Provided you are not an excluded employee, you may join the Plan once you satisfy the Plan’s eligibility condition(s) described below.

You may not join the Plan if you are an excluded employee. You are an excluded employee if you are an on-call employee and contract employee or other personnel whose compensation is funded in whole or in part through grant programs, including by not limited to those awarded by governmental or quasi-governmental agencies, an employee of a controlled group or affiliated service group employer that does not adopt the Plan or a part-time/temporary/seasonal employee that works less than one period of service.

What happens if I become an excluded employee?

If you become an excluded employee, you will no longer be allowed to make or receive additional contributions under the Plan. You will, however, still have the ability to manage your account and keep certain rights and benefits.

When can I become a participant in the Plan?

You may become a participant on the first day of the month coinciding with or following your completion of 90 days of service and your 21st birthday. If you are a part-time/temporary/seasonal employee that works less than one period of service, you may become a participant on the first day of the month coinciding with or following your completion of one hour service within a 12-month period and your 21st birthday.

If you are a rehired employee, or you are returning from a qualified military service leave, and you were previously a participant in the Plan, you may join the Plan on your rehire date.

If you are a rehired employee, and you were not previously a participant in the Plan, your Plan Administrator will determine the date you may enter the Plan.

NOTE: Service with certain predecessor organization(s) will be counted when determining whether you completed the service requirement. These predecessor organization(s) are/is as follows: Community South Bank, StellarOne Wholesale Mortgage, AmSouth branch #140 - Dayton, American City Bank, AmSouth branch #132—Fayetteville, AmSouth branch #15 Paris Downtown, AmSouth branch #138—Crossville, AmSouth branch #130 Shelbyville, AmSouth branch #136—Smithville, AmSouth branch #86—Woodbury, Clayton Bank and Trust, Northwest Georgia Bank, Tennessee Central Bancshares, Inc., Bank of Murfreesboro and Henger Rast Mortgage Corporation.

FirstBank 401(k) Savings Plan and Trust

How do I become a participant in the Plan?

If you are eligible to participate in the Plan, Transamerica will mail you enrollment material. This material will explain the enrollment procedures. You may join the Plan by visiting the participant website or by calling Transamerica at 800-755-5801.

If you are newly eligible to participate in the Plan, then, unless you elect otherwise, you will automatically be enrolled as soon as administratively practicable after meeting the eligibility requirements of the Plan, and a percentage of your salary will be automatically deducted each pay period as a pre-tax salary deferral contribution to the Plan and invested in the Default Alternative (see the section Managing Your Account for the Default Alternative).

Your Plan has elected 3% of your salary as the Plan’s default automatic deferral percentage, with an annual 1% contribution increase until the Plan’s maximum automatic deferral percentage of 6% is reached.

This annual increase will generally occur as soon as administratively practicable on or after the first day of the Plan Year.

If you are currently automatically enrolled in the Plan, these provisions also apply to you.

A notice will be provided describing how to opt-out or make a different election at least 30 days and no more than 90 days prior to the date you will be automatically enrolled (adjusted by the Plan’s automatic administrative wait period, if any), and at the beginning of each Plan Year.

However, please note that if you opt out on or after that date, you will no longer be considered subject to the automatic enrollment provision.

Can I opt out of the automatic salary deferral enrollment feature of the Plan?

You have the right at any time to elect not to make any salary deferral contributions to the Plan, or to elect to have such contributions made at a different percentage from the Plan’s default automatic deferral percentage. (See the question “How often may I change the percentage of my salary deferral contributions and catch-up contributions?” for how to make an affirmative election).

If I am married, may I designate someone other than my spouse as the beneficiary of my account?

Yes, but you must first submit the written consent of your spouse witnessed by either a notary public or Plan representative.

FirstBank 401(k) Savings Plan and Trust

Contributions to the Plan

What are the tax advantages of being in the Plan?

Saving through the Plan provides you with tax advantages. You pay no current income taxes on contributions and on the earnings in your account while the money is in the Plan. Money in the Plan is not subject to federal taxation until it is actually distributed to you.

NOTE: You will not pay income taxes on any Roth deferral contributions you withdraw from the Plan since these contributions were taxed before being contributed to the Plan. The earnings in your Roth deferral account may qualify for federal tax-free treatment if such a distribution is a “qualified distribution” from your Roth deferral account. See the question “What is a ‘qualified distribution’ from a Roth deferral account?” in the “Taxes on Distributions” section of this SPD.

May I elect to make contributions to the Plan?

Yes, you may contribute to the Plan and designate your contributions as pre-tax salary deferral contributions, Roth deferral contributions or a combination of both.

Salary deferral contributions are pre-tax contributions.

Your salary deferral contributions go directly into the Plan instead of your paycheck. Since these contributions do not show up as income on your W-2 form, the amount you contribute will not be subject to federal or, in most cases, state income taxes, until paid to you. However, you do pay Social Security (FICA) and certain other employment taxes on your contributions.

For example: If your salary is $20,000 per year and you elect to make contributions to the Plan totaling $1,000 during the Plan Year, you only pay income taxes on $19,000.

Roth deferral contributions: You may irrevocably designate all or any part of your salary deferral contributions to the Plan as Roth deferrals.

Roth deferrals are similar to the pre-tax salary deferral contributions that are contributed on behalf of a participant to the Plan; however, Roth deferrals are “after-tax” deferrals that (1) you designate irrevocably as Roth deferrals at the time they are deferred, (2) your Employer treats as includible in your income at the time you would have received the amount in cash (had you not made the deferral election), and (3) are accounted for separately from all other amounts under the Plan. If you elect to make Roth deferrals, the deferrals will be made with money that you have already paid federal income taxes on (and, in some cases, state and local income taxes). Roth deferrals and, in most cases, earnings on them, will not be subject to federal income taxes when distributed to you. However, for a distribution of earnings to qualify for federal tax-free treatment, such a distribution must be a “qualified distribution” from your Roth deferral account. See the question “What is a ‘qualified distribution’ from a Roth deferral account?” in the “Taxes on Distributions” section of this SPD.

FirstBank 401(k) Savings Plan and Trust

For example: If your salary is $20,000 per year and you elect to make Roth deferrals to the Plan totaling $1,000 during the year, you will pay income taxes on $20,000.

The decision whether to take advantage of the Roth deferral option is complicated and you should consider your financial and tax situation. Before electing how you would like to allocate your salary deferrals between pre-tax salary deferral contributions and Roth deferrals, we recommend that you consult with your tax or legal advisor.

How much of my salary may I contribute to the Plan?

You may contribute as much of your salary as you would like subject to the maximum amount permitted by law (see the question “Are there any other limits to the amount of salary deferral contributions that I can make?” for the applicable limit). To do this, you must elect to have a portion of your salary contributed to the Plan through payroll withholding.    To make your salary deferral election, please visit the participant website or call Transamerica at 800-755-5801. Your salary deferral election will become effective no later than 30 days after you have completed the election and will remain in effect until you amend it.

In addition, the Auto-Increase service provided under the Plan allows you to have your retirement savings contribution rate increased automatically each year by a set amount, at any point in the year you choose. To make your Auto-Increase election, please visit the participant website. Once elected, your contribution rate will be automatically increased each year by the amount you select, subject to the contribution limits above. You may turn the Auto-Increase service off at any time.

Are there any other limits to the amount of salary deferral contributions that I can make?

The total dollar amount that you can contribute as salary deferral contributions to 401(k) plans is limited by law. Your total salary deferral contributions to all 401(k) plans (and 403(b) accounts) during a calendar year generally cannot exceed this maximum dollar amount. For the 2018 calendar year, your salary deferral contributions cannot exceed $18,500. After calendar year 2018, the salary deferral limit may increase for cost-of-living increases. If you only participate in this Plan during the year, your Employer automatically limits your salary deferral contributions to the maximum dollar limit. However, if you participated in another employer’s 401(k) plan (or 403(b) account) as well as this Plan during the year, your total salary deferral contributions to both plans together may not exceed the maximum dollar limit.

Adverse tax consequences may apply if your total salary deferral contributions to all 401(k) plans (and 403(b) accounts) exceed the maximum annual dollar limit. If you participated in more than one 401(k) plan (or 403(b) account) during a year, and you contributed more than the maximum dollar limit during such year, you may request that any excess salary deferral contributions made to this Plan, with earnings, be distributed to you by April 15th of the following year. Your request should be made no later than March 1st of the following year. If you think this limitation may apply to you, contact your Plan Administrator.

FirstBank 401(k) Savings Plan and Trust

The maximum amount that certain “highly compensated employees” can contribute in a Plan Year may be further limited in order for the Plan to comply with IRS nondiscrimination rules. (For the definition of “highly compensated employee”, see “Who is a highly compensated employee?” at the end of this section).

You may be allowed to make additional catch-up salary deferral contributions beginning in the calendar year in which you become age 50 or in any calendar year after 2001 if you are already age 50 or older. For the 2018 calendar year, your catch-up contributions cannot exceed $6,000. After calendar year 2018, the catch-up contribution limit may increase for cost-of-living increases. You may make such catch-up contributions, if you have already contributed salary deferral contributions up to the maximum limit permitted by law, or you have reached other plan or IRS limits for that year. To make catch-up salary deferral contributions, you must elect to have a portion of your salary contributed to the Plan through payroll withholding. Please visit the participant website or call Transamerica at 800-755-5801 in order to make your initial catch-up salary deferral contribution election. Unless you amend it, the election will remain in effect for each succeeding year.

Is there a limit on how much of my salary I can contribute as a Roth deferral?

Yes. The total of your combined pre-tax salary deferral contributions and Roth deferrals may not exceed the maximum dollar limitation allowable under the law. In 2018, the maximum dollar limitation is $18,500.

If you are age 50 or older at any time during 2018, your 2018 limit is increased to $24,500.

How often may I change the percentage of my salary deferral contributions and catch-up contributions?

You may change the percentage of your pre-tax or Roth salary deferral contributions, as well as catch-up contributions, at any time by visiting the participant website or by calling Transamerica at 800-755-5801. Changes will be effective as of the next payroll period or as soon as administratively possible thereafter.

May I stop making salary deferral contributions and catch-up contributions to the Plan?

Yes, you may stop making pre-tax or Roth salary deferral contributions, as well as catch-up contributions, at any time by visiting the participant website or by calling Transamerica at 800-755-5801. Your change will be effective as of the next payroll period or as soon as administratively possible thereafter. If you decide to start making salary deferral contributions and/or catch-up contributions again at a later date, you may begin making them by visiting the participant website or by calling Transamerica. Contributions will be deducted as of the next payroll period or as soon as administratively possible thereafter.

Does my Employer make contributions to the Plan?

Your Employer may make contributions to the Plan as follows:

FirstBank 401(k) Savings Plan and Trust

Matching Contributions. Your Employer may make a matching contribution on a payroll basis for all participants who elect to make pre-tax or Roth salary deferral contributions to the Plan. The amount of the matching contribution, if any, will be determined each Plan Year and announced to all participants.

Your Employer will only match catch-up contributions if you were unable to receive the maximum matching contribution under the Plan formula because of a Plan or IRS limit on salary deferral contributions.

Are Roth deferrals eligible for an Employer matching contribution?

Yes. Roth deferrals are eligible for an Employer matching contribution in the same manner as pre-tax salary deferral contributions, but they do not increase the amount or rate of the maximum Employer matching contribution that can be made to the Plan.

What happens if I go on a qualified military service leave?

Generally, when you go on a qualified military service leave, you are no longer able to make pre-tax or Roth salary deferral contributions or catch-up contributions until you return to work. However, when you return to work, you will be given an opportunity to make up the contributions that you could have made while you were on such leave. You will have a period of three times the period of military service to make up these contributions, not to exceed five years.

When determining the contributions to be restored to your account, your Employer will use the salary you would have received during the period of your leave, based on your rate of pay, or if not reasonably certain, your average salary during the 12-month period preceding your leave.

May I make a rollover contribution to the Plan?

Yes, unless you are an excluded employee. If you were a participant in another plan (for example, a qualified plan, governmental 457(b) plan or 403(b) account from a previous employer), you may elect that a direct rollover or a participant rollover contribution be made into this Plan from the other plan. You generally have 60 days from the date of a distribution to contribute that amount to this Plan as a participant rollover contribution. If you elect a direct rollover, that amount will be contributed directly to this Plan, and may include after-tax contributions, provided the direct rollover is from a qualified Roth contribution program. You may also roll over amounts that were previously contributed to a traditional Individual Retirement Account (“IRA”). To make a rollover contribution, you must provide Transamerica with a certification from your former employer, plan administrator or IRA provider stating that the distribution you received from their plan or traditional IRA qualifies as a rollover contribution. Please call Transamerica at 800-755-5801 if you want to make a rollover contribution.

May I make a rollover contribution prior to meeting the Plan’s eligibility requirements?

FirstBank 401(k) Savings Plan and Trust

Yes, as long as you are not an excluded employee.

What does it mean for a plan to become top heavy?

A plan is considered “top heavy” when more than 60% of the plan’s assets have been allocated to key employees (e.g., certain owners, officers and other employees of the company as of a specific date). Your Plan Administrator will notify you if the Plan becomes top heavy.

What happens if the Plan becomes top heavy?

If the Plan becomes top heavy and you are not a key employee of the company, your Employer will be required to make a top heavy minimum contribution (“minimum contribution”) to your account if one has not already been made. The contribution your Employer must make to your account will equal the lesser of:

•	3% of your salary; or

•	the same percentage as the largest allocation to a key employee.

What is the most that may be contributed to the Plan on my behalf?

The Internal Revenue Service (IRS) places a maximum limit on the amount of money (the “Annual Contributions”) that may be contributed to your account each Plan Year. For your Plan, this limit applies to:

•	your own contributions to the Plan (excluding catch-up contributions)

•	your Employer’s contributions to the Plan

For the 2018 Plan Year, the maximum Annual Contributions to your account cannot exceed the lesser of $55,000 or 100% of your total salary. Total salary for this purpose includes any salary deferral contributions to 401(k) plans, Section 125 cafeteria plans, Section 132(f)(4) plans, governmental 457(b) plans, 403(b) accounts, simplified employee pension plans or simple retirement accounts.

NOTE: In general, for purposes of applying these limits (which may be adjusted in future years), contributions to all qualified defined contribution plans maintained by your Employer are counted.

If you are a “highly compensated employee”, the IRS also places an annual limit on the amount of salary deferral contributions, Roth deferrals and matching contributions which may be made to your account. Contributions may be limited to an amount that enables the Plan to meet certain nondiscrimination tests that may be applicable to the plan.

In addition, in order to pass these tests, if applicable, your Employer may return or forfeit excess contributions to highly compensated employees. As an alternative your Employer may choose to make a 100% vested contribution to any or all of the members of the non-highly compensated group who have met the eligibility requirements for your Plan. Your

FirstBank 401(k) Savings Plan and Trust

Employer will notify you if your contributions exceed these limits and if they will need to be adjusted or refunded.

Who is a highly compensated employee?

A highly compensated employee is one who:

•	owns more than 5% of the Employer’s company in the current or prior year; or receives salary from the Employer of over $120,000 (2018 Plan Year limit) in the prior year.

NOTE: The IRS may adjust the salary limit stated above in future years based on the cost-of-living index.

Is my total salary used to calculate contributions?

For the 2018 Plan Year, the IRS allows salary up to $275,000 to be used when calculating contributions. This limit may be adjusted in future years based on the cost-of-living index.

Your salary used to calculate contributions will be your total salary (up to the maximum salary as described above) actually paid during the Plan Year, excluding, signing bonuses, non-compete bonuses, promissory notes, auto allowance, payments from deferred compensation plans, equity based compensation (taxable employer stock), equity based income, for non-participating employers any compensation paid to employees be a related employer that is not a participating employer and for participating employers compensation paid by any other participating employer to its employees, reimbursements or other expense allowances, fringe benefits (cash or noncash), moving expenses, deferred compensation, and welfare benefits and generally including any salary deferral contributions made to any salary deferral plan(s) of the Employer (e.g., to this 401(k) Plan or a Section 125 cafeteria plan).

The amount of your salary used to calculate any minimum contributions or maximum contribution amounts that may be contributed on your behalf is your total annual salary (again, up to the maximum salary as described above).

For your first year of participation in the Plan, your salary will be recognized as of the date you enter the Plan.

What happens if I defer too much money or the Plan must return a portion of my Roth deferrals because of certain testing rules?

If you are required to receive money back from the Plan because you either deferred too much (see the question “Is there a limit on how much of my salary I can contribute as a Roth deferral?”), or because the Plan failed the special testing rules that apply to pre-tax salary deferral contributions and Roth deferrals, you will receive a return of excess contributions first from your pre-tax salary deferral contributions and then from Roth deferrals. If Roth deferrals are returned to you, they will not be included in your income if

FirstBank 401(k) Savings Plan and Trust

they are timely distributed. However, any earnings on returned Roth deferrals will be included in your income in the year that the deferrals are distributed to you.

FirstBank 401(k) Savings Plan and Trust

Managing Your Account

Who decides how the money in my account is invested?

You do. When you become eligible to participate in the Plan you may select from a variety of professionally managed investment funds. You will receive enrollment material that will include the following information for each fund:

•	a description of the investment objectives;

•	the risk and return characteristics;

•	the type and diversification of the assets; and

•	the investment manager.

To help you make your selection, investment education material will be made available to you through your Plan Administrator. You may also visit the participant website for more information or contact Transamerica at 800-755-5801 for investment information to help you make investment decisions. Transamerica is equipped to handle your calls and questions in over 140 languages through Language Line® service. It also provides services for those who are hearing-impaired. All calls are recorded for your protection.

Once you decide how you would like your contributions invested, you will need to either call Transamerica at 800-755-5801 or visit the participant website.

NOTE: If you have not made your investment elections, all contributions made on your behalf will be invested in one of the American Funds Target Date Funds, based on the year in which you attain age 65. This is known as the “Default Alternative.” Your Employer has chosen to qualify the Default Alternative as a Qualified Default Investment Alternative (“QDIA”) established in accordance with the legal requirements under Section 404(c)(5) of ERISA and regulations thereunder. This means that the Plan fiduciary would not be liable for any investment losses that result, notwithstanding that you did not affirmatively elect to invest in the Default Alternative. This relief from liability applies whether or not the Plan is intended to be an ERISA 404(c) plan. You have the right to direct any assets invested in the Default Alternative to other investment options available under the Plan, without financial penalty.

Your Plan is intended to be a 404(c) plan as described in Section 404(c) of the Employee Retirement Income Security Act of 1974 (“ERISA”). This provision provides special rules for plans that permit participants to have control over their accounts (like yours). Because you choose your own investments, you are responsible for any investment gains or losses that result from your investment decisions. The Plan’s fiduciaries (the Plan Administrator, etc.) are not liable if the value of your account declines because of investment losses based on your investment decisions.

FirstBank 401(k) Savings Plan and Trust

Is there any other information available?

Certain additional information is available to you directly from your Plan Administrator upon request. The information for each investment fund includes:

•	a description of the annual operating expenses;

•	the most recent copies of financial statements, prospectuses (if applicable), reports and other information;

•

a listing of assets comprising the portfolio of each designated investment fund holding “plan assets”, its value, and information related to fixed-rate investment contracts (rate of return and maturity date); and

•	a performance history and information regarding the value of shares or units in the investment fund and in your account.

How do I change the way my future contributions will be invested?

You may change the way your contributions are invested by visiting the participant website or by calling Transamerica at 800-755-5801. Changes received by Transamerica before the close of regular trading on the New York Stock Exchange, normally 4:00 p.m. Eastern Time, will be effective the same day. You may change the way your contributions are invested at any time. Please note that your choices must be in whole percentages. Confirmation of any changes you make will be sent to you within five business days.

May I transfer money among the different investment funds?

Yes, you may transfer money among the various investment funds by visiting the participant website or by calling Transamerica at 800-755-5801. Transfers received before the close of regular trading on the New York Stock Exchange, normally 4:00 pm Eastern Time, will be effective the same day. You may transfer money among the various investment funds at any time. Confirmation of your transfer will be sent to you within five business days.

NOTE: Some investment funds may impose trading restrictions and/or redemption fees as a result of frequent trading activity. If a prospectus is issued for any investment fund in which you invest, please read it carefully to determine if the fund imposes any trading restrictions or redemption fees.

FirstBank 401(k) Savings Plan and Trust

Ownership of Your Account (Vesting)

What does vesting mean?

Vesting means ownership of your account. The portion of your account that is yours is called your vested account.

How do I know which portion of my account is vested?

You are always 100% vested in (i.e., have full ownership of) the following portions of your account:

•	salary deferral contributions

•	roth deferral contributions

•	catch-up contributions

•	rollover contributions

•	any earnings on the above contributions

Matching contributions and minimum contributions, if any, become “vested” based on your number of years of service with your Employer. The schedule below shows how your vested percentage is determined:

Completed Years of Service	Vested Percentage
Less Than 1	0% Vested
1	20% Vested
2	40% Vested
3	60% Vested
4	80% Vested
5 or more	100% Vested

NOTE: When calculating your vested percentage, service with certain predecessor organization(s) will be counted. These predecessor organization(s) are as follows: Community South Bank, StellarOne Wholesale Mortgage, AmSouth branch #140—Dayton, American City Bank, AmSouth branch #132—Fayetteville, AmSouth branch #15—Paris Downtown, AmSouth branch #138—Crossville, AmSouth branch #130—Shelbyville, AmSouth branch #136—Smithville, AmSouth branch #86—Woodbury, Clayton Bank and Trust, Northwest Georgia Bank, Tennessee Central Bancshares, Inc. and Bank of Murfreesboro.

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Your vested percentage is directly tied to your years of service. You will be credited with a year of service if you complete 1,000 hours during a consecutive 12-month period ending on each December 31st. If you go on a qualified military service leave, for purposes of determining years of service, such period of leave will be counted upon your return to employment.

In addition, you will be 100% vested in matching contributions and minimum contributions, if any, and the earnings on such contributions if, while employed by your Employer,

•	you attain the Plan’s early retirement age of 55 and completion of 15 years of service or the Plan’s normal retirement age of the later of age 65 or completion of 5 years of plan participation

•	you become permanently disabled

•	you die

Disability is defined as the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months. The permanence and degree of such impairment must be supported by medical evidence.

If I terminate service with my Employer, will I receive the total value of my account?

The answer to this question depends on why and when you terminate service. If you terminate employment under any of the circumstances listed above or you have 5 or more years of service, you will receive the total value of your account.

Is my vesting affected if I become an excluded employee?

No. While you cannot participate in the Plan if you become an excluded employee, your vesting will not be affected. You will continue to be credited with years of service.

The vested percentage of your matching contributions and minimum contributions, if any, will increase as long as you continue working for your Employer.

When I terminate employment, what will happen to the portion of my account that is not vested?

The portion of your account that is not yet vested will be considered a “forfeiture.” You will not be entitled to any portion of your account that is not vested when you terminate employment. Forfeitures will be used as follows:

•	Restore participants accounts

•	Offset Plan expenses

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•	Reduce any matching contributions

What happens to my prior periods/years of service if I am later reemployed with my Employer?

If you are reemployed, you will receive credit for all prior years of service.

What happens to my forfeited money if I am later reemployed with my Employer?

If you return to work for the Employer before five consecutive one-year Breaks in Service, you may restore the forfeited portion of your account by repaying any payment you received at termination. Your account will automatically be restored if you did not receive a distribution and you are reemployed by your Employer.

A one-year Break in Service occurs when you do not complete more than 500 hours of service with your Employer during the applicable 12-month computation period.

Contact your Plan Administrator for further details, including the deadline by which you would need to repay any payment you received.

What if a Qualified Domestic Relations Order (“QDRO”) is issued against my account?

Generally, your vested account may not be sold, used as collateral for a loan outside the Plan, given away, or otherwise transferred. In addition, with certain limited exceptions (e.g., an IRS levy), your creditors may not interfere with your account in any way. An exception to this general rule, however, is a QDRO. A QDRO is a decree or order issued by a court that makes you pay child support or alimony, or otherwise allocates a portion of your account to your spouse, former spouse, child or other dependent. If a QDRO is received by Transamerica, all or a portion of your benefits may be used to satisfy such order. Transamerica will determine if the decree or order issued by the court meets the requirements of a QDRO. Participants and beneficiaries can obtain a description of the procedures for QDRO determinations at no charge from Transamerica, and should do so before having their legal counsel draft any domestic relations order.

A fee of $250 per QDRO will apply (applicable when your account is divided).

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Withdrawals

May I make a withdrawal while I am employed?

Yes, you may make a withdrawal as follows:

Contributions available for withdrawal at any time

You may withdraw all or a portion of your account balance at any time from the following source(s).

•	rollover contributions

NOTE: If you are under age 59 1⁄2 when you make your withdrawal, a 10% penalty tax in addition to income taxes may apply. The plan allows for penalty-free withdrawals for military reservists called into active duty who receive a qualified reservist distribution.

Age 59 1⁄2 or Older

When you reach age 59 1⁄2, you may withdraw all or a portion of your vested account balance from the following source(s):

•	salary deferral contributions

•	Roth deferral contributions

•	catch-up contributions

•	matching contributions

NOTE: The conditions for the withdrawal of Roth deferrals while you are still employed are the same as those that apply to in-service withdrawals of pre-tax salary deferral contributions.

Hardship

Your Plan allows you to make hardship withdrawals. A “hardship withdrawal” is a withdrawal made for an “immediate and heavy financial need,” such as:

•	unreimbursed medical expenses for you, your dependents or a non-custodial child;

•	purchase of your principal residence, excluding mortgage payments. Funds cannot be withdrawn to purchase a vacation home;

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•	post-secondary education (e.g., college), tuition and related educational fees and room and board expenses for the next 12 months for you, your spouse, your children or your dependents;

•	amounts necessary to prevent foreclosure or eviction from your principal residence (e.g., unpaid rent or mortgage payments);

•	unreimbursed burial or funeral expenses for your deceased parent, spouse, children or dependents;

•

unreimbursed expenses for the repair of damage to your principal residence that qualifies for the casualty loss deduction under Code Section 165 (without regard to whether the loss exceeds 10% of adjusted gross income); or

•	amounts for other expenses which the IRS may later define as a hardship withdrawal.

The amount of the hardship withdrawal cannot exceed the exact amount needed to cover your financial need, plus any income taxes or penalties reasonably anticipated to result from the hardship withdrawal. In addition, in order to receive approval for a hardship withdrawal, it must be determined by Transamerica that your need for the withdrawal cannot reasonably be relieved by:

•	stopping of salary deferral contributions under any Plan; or

•	other distributions from plans maintained by the Employer or any other employer.

Transamerica will determine whether you qualify for a hardship withdrawal using uniform and nondiscriminatory standards. If Transamerica determines that you qualify for a hardship withdrawal, you may withdraw the following contributions and earnings (if applicable):

•	rollover contributions

•	salary deferral contributions

•	Roth deferral contributions

Are there any restrictions relating to hardship withdrawals?

Yes. If you take a hardship withdrawal, you may not make any pre-tax or Roth salary deferral contributions for 6 months from the date of your hardship withdrawal.

How do I apply for a withdrawal?

You can apply for an in-service withdrawal by calling Transamerica at 800-755-5801 and requesting a withdrawal form. Transamerica will process your withdrawal request within five business days (or as soon as administratively possible) after it receives your properly completed request.

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You can apply for a hardship withdrawal by calling Transamerica at 800-755-5801 and requesting a withdrawal form. Transamerica will process your withdrawal request within five business days (or as soon as administratively possible) after it receives your properly completed request.

If I make a withdrawal, may I repay it?

No, amounts withdrawn from the Plan may not be repaid.

What are the tax effects of making a withdrawal?

If you make a withdrawal from the Plan, you generally will have to pay income taxes on the money you withdraw. Unless you are withdrawing money to make a direct rollover contribution to another qualified plan, governmental 457(b) plan, 403(b) account, or traditional IRA, your withdrawal is generally subject to the mandatory 20% federal income tax withholding.

Since hardship withdrawals are not eligible to be rolled over to another plan, they are subject to optional 10% federal income tax withholding. Also, if you are under age 59 1⁄2 when you make your withdrawal, an additional 10% penalty tax may apply (unless you are a military reservist called into active duty and you receive a qualified reservist distribution).

NOTE: You will not pay income tax on any Roth deferrals contributions you withdraw from the Plan since these contributions were taxed before being contributed to the Plan. However, the earnings in your Roth deferral account may qualify for federal tax-free treatment if such a distribution is a “qualified distribution” from your Roth deferral account. See the question “What is a ‘qualified distribution’ from a Roth deferral account?” in the “Taxes on Distributions” section of this SPD.

Benefits

When may I retire under the Plan?

Your normal retirement date is the later of your 65th birthday or completion of 5 years of Plan participation.

Your early retirement date is your 55th birthday and completion of 15 years of service.

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When will I begin to receive benefits from the Plan?

If you terminate service, you have the option to receive the total vested value of your account at any time. Based on the minimum distribution requirements, the Plan is required by law to distribute your benefits no later than April 1st of the calendar year following the year in which you reach age 70 1⁄2.

However, if you are still working for your Employer at the time you reach age 70 1⁄2 (and you are not a 5% owner of your Employer), you may:

•	delay payment of your benefits until April 1st of the calendar year following the year you retire; or

•	delay the rest of your benefit payments until April 1st of the calendar year following the year you retire, if you had already begun to receive payment of your benefits.

If I terminate employment with my Employer for any reason, do I need to take my money immediately?

It depends.

Generally, if your vested account balance is over $5,000, you may leave your money in the Plan, unless otherwise required by the Plan’s minimum distribution requirements.

A special rule applies (known as a “mandatory distribution”) if your vested account balance is over $1,000 but not more than $5,000 (excluding rollover contributions), and you have not attained the later of age 62 or the normal retirement age under the Plan. In such case, if you do not make a timely distribution or direct rollover election, your entire vested account balance, including any prior rollover contributions, will automatically be rolled over to a traditional IRA serviced by Transamerica. (In computing your vested account balance for purposes of any automatic rollover to an IRA, any loan default amount is not included.) Generally, if your vested account balance is $1,000 or less, and you do not make a timely distribution or direct rollover election, your vested account balance will be paid directly to you by check as a mandatory distribution (subject to required 20% federal withholding and any applicable state withholding).

The IRA will be invested in the Money Market Fund of the Transamerica Partners Funds Group. This Fund has been designated to preserve principal and provide a reasonable rate of return and liquidity. You may thereafter elect to transfer your monies from such IRA by completion of the appropriate form(s) provided by Transamerica.

For additional information, please visit the participant website or call Transamerica at 800-755-5801.

How will my account be paid to me?

Your account will be paid to you in one lump sum payment.

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What happens if I become disabled?

If you become disabled, your disability retirement date will be the first day of the month following the date that you become disabled. Your account will be paid to you in one lump sum payment.

Does the Plan provide for death benefits?

Yes. If you die before your benefits begin under the Plan, your account will be paid to your beneficiary.

Who will be the beneficiary of my death benefits?

If you are married, you may not designate a beneficiary other than your spouse without your spouse’s written consent. A notary public or Plan representative must witness your spouse’s signature on the consent form.

You have the right to designate your beneficiary or beneficiaries at any time. If you fail to designate a beneficiary, if your beneficiary designation is not valid or if your beneficiary fails to survive you, then your benefits will be paid in the following order to: (1) your spouse; and (2) your estate.

You can designate your beneficiary by completing a beneficiary form that is in your enrollment kit. You may also visit the participant website or call Transamerica at 800-755-5801 to make or change a beneficiary designation.

IMPORTANT NOTE: If you have designated your spouse as your beneficiary and you then get legally divorced, your designation of your spouse will be considered not valid unless you complete a new beneficiary form after the divorce redesignating your former spouse as beneficiary.

May a nonspouse beneficiary roll over a death benefit?

Yes, a nonspouse designated beneficiary of a deceased participant may request a direct rollover to an “inherited IRA”. An inherited IRA means that the title of the IRA account must identify it as an IRA with respect to a deceased individual and also identify the deceased individual and the beneficiary. The rules for determining the required minimum distributions under the Plan with respect to a nonspouse beneficiary also apply under the inherited IRA.

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Taxes on Distributions

What are the tax effects of taking my taxable money?

If you withdraw money from the Plan and you do not directly roll it over into another qualified plan, governmental 457(b) plan, 403(b) account or eligible IRA, you generally will have to pay income taxes on the money. The amount you withdraw is generally subject to a mandatory 20% federal income tax. NOTE: Since hardship withdrawals are not eligible to be rolled over to another plan, they are subject to an optional 10% federal income tax withholding. In addition, if you are under age 59 1⁄2 when you make the withdrawal, an additional 10% IRS penalty tax may apply (unless you are a military reservist called into active duty and you receive a qualified reservist distribution).

NOTE: You will not pay income taxes on any Roth deferrals you withdraw from the Plan since these contributions were taxed before being contributed to the Plan. However, the earnings in your Roth deferral account may qualify for federal tax-free treatment if such a distribution is a “qualified distribution” from your Roth deferral account. See the question “What is a ‘qualified distribution’ from a Roth deferral account?” in this section of this SPD.

Is there a way to reduce or defer the taxes due on the taxable portion of my distribution?

Yes, there are ways to either reduce or defer the income taxes due on your distribution. For example:

(1) If you receive a taxable distribution from the Plan, you generally have 60 days from the date of the distribution to roll over all or a portion of that amount to an eligible IRA, another employer’s qualified plan, a governmental 457(b) plan or to a 403(b) account. If you roll over your account in any of these ways, you generally will not pay taxes on the money. You will however, have to pay taxes when you begin to withdraw money from a traditional IRA or new employer’s plan.

Under certain circumstances, all or a portion of your distribution may not qualify as a rollover contribution to a traditional IRA or another employer’s qualified plan, governmental 457(b) plan or 403(b) account. In addition, most distributions will be subject to a mandatory 20% federal income tax. This tax will reduce the actual amount you receive in your distribution. For this reason, if you wish to roll over all or a portion of your distribution, you may want to take advantage of the direct rollover option described in (2) below.

(2) If you roll over your distribution directly to an eligible IRA or another employer’s qualified plan, governmental 457(b) plan or 403(b) account, no taxes will be taken out. Taxes will be payable, however, when you begin to receive payments.

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Like the rollover (described in (1) above), all or a portion of your distribution may not qualify for a direct rollover to an eligible IRA, other qualified plan, governmental 457(b) plan, or 403(b) account.

(3) If you qualify, you may also elect favorable income tax treatment, such as “10-year forward averaging” or “capital gains” method of taxation.

You will receive additional information regarding the special tax rules, rollover distributions and direct rollovers when you request a distribution.

Are there any special rules regarding direct rollovers of Roth deferrals?

Yes, there are some special rules that apply to direct rollovers of Roth deferrals. A direct rollover of a distribution from a Roth deferral account under this Plan can only be made to a Roth deferral account under another Roth plan that accepts rollovers from a Roth deferral account or to a Roth IRA.

The Plan does not provide for a direct rollover (including any automatic rollover) of distributions from your Roth deferral account if the amount of those distributions that are “eligible rollover distributions” is less than $200 during a year. Additionally, any distribution from your Roth deferral account will not be taken into consideration when determining whether distributions from your other accounts are reasonably expected to total less than $200 during a year.    However, eligible rollover distributions from your Roth deferral account are taken into consideration when determining whether the total amount of your account balances under the Plan exceed $5,000 for purposes of mandatory distributions from the Plan and the treatment of those distributions. (See the “Benefits” section of this SPD for the full explanation of “eligible rollover distributions” and for information regarding mandatory distributions and the automatic rollover provisions of this Plan.)

If you were a participant in another Roth plan and you receive a distribution from that plan which includes monies in a Roth deferral account, you may be able to roll over those amounts to this Plan through a direct rollover (see the section “Contribution to the Plan” in this SPD to verify that direct rollovers are accepted by this Plan). All Roth deferral account amounts will be accounted for separately from any other contribution accounts you have under this Plan. The Roth plan that you wish to transfer your Roth deferral account from over to this Plan must first report to this Plan the amount of your Roth deferrals, as well as associated earnings, and the first year of the five taxable year period applicable to that Roth deferral account. When counting the five consecutive tax years of Plan participation in this Plan (as the recipient Plan), year one is calculated as starting on the first day of the first taxable year in which you make a Roth deferral to any designated Roth deferral account established for you under the transferor plan or the recipient plan, whichever Roth contribution date is earlier.

What is a “qualified distribution” from a Roth deferral account?

A distribution from a Roth deferral account in the Plan is considered a “qualified distribution” if certain conditions are met. First, such distribution is made on or after the date on which you attain age 59 1⁄2, or is made to your beneficiary (or to your estate) on or after your

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death, or is distributed to you due to your becoming disabled (as defined in this SPD). Second, such distribution must be paid from a Roth deferral account after a five-taxable year period of participation in order for the distribution to be qualified. When counting the five taxable years, year number one is calculated as starting on the first day of the first taxable year in which you make a Roth deferral to the Plan. Note: If you roll over (by means of a direct rollover) Roth deferrals from another Roth plan to this Plan, your five-taxable-year period of participation under this Plan is the earlier of the two participation periods applicable to both plans.

If a distribution is a qualified distribution, neither your contributions nor the earnings will be includible in your gross income.

Distribution Claim Procedures

How do I apply for benefits?

You (“you” includes your beneficiary throughout this section) may apply for benefits by submitting a request as previously described. Your request for benefits must be made at least 30 days before you want to receive your distribution. Your application for benefits is also known as your “claim for benefits”.

When will I receive notice regarding the decision with respect to my claim for benefits?

Generally, your claim for benefits will be reviewed to determine if you are eligible for the benefit and you will be informed of the decision within 90 days after the claim for benefits has been filed. If the Plan Administrator determines that an extension of time for processing your claim for benefits is required, you will receive notice of the extension before the expiration of the initial 90-day period, and this extension will not exceed 90 days from the end of the initial 90-day period. You must receive any notice of such extension before the end of the 90-day period, and the notice must explain the special circumstances that require the extension and the date by which the Plan Administrator expects to make a decision.

Regardless of what’s stated above, if your claim for benefits is for disability benefits, the Plan Administrator will notify you of the decision not later than 45 days following the receipt of your claim for benefits. If the Plan Administrator determines that an extension of time for processing your claim for benefits is necessary, the initial 45-day period may be extended for up to 30 days if necessary due to circumstances beyond the Plan Administrator’s control, and then for an additional 30 days if necessary. You must receive any notice of such extension before the end of the initial 45-day period, and the notice must explain the special circumstances that require the extension and the date by which the Plan Administrator expects to make the decision. The notice must also explain the standards on which the entitlement to benefits is based, the unresolved issues that prevent a decision on

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the claim, and the additional information needed to resolve those issues. You will then have at least 45 days to provide this information, and the time period within which the Plan Administrator must make the benefits determination will be counted from the date that the Plan Administrator provides you with notice of the need for additional material or information until the date that you respond to the Plan Administrator’s request.

What if my claim is denied?

If your claim for benefits is wholly or partially denied, you will receive written notice of this decision no later than 90 days after the date you submitted your claim. This written notice will explain:

•	why your claim was denied;

•	the Plan provisions which led to your claim being denied;

•	the additional information if any, needed to process your request for benefits; and

•

the Plan’s review procedures and applicable time limits, including a statement of your right to bring a civil action in accordance with Section 502(a) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

If your initial claim for benefits is one for disability benefits, the notice will also include the following information: (1) if the Plan Administrator relied on an internal rule, guideline, protocol or other similar criterion (hereinafter referred to as “Rule”) in making a decision with respect to your claim for disability benefits, either the specific Rule, or a statement that the Plan Administrator relied on such a Rule in denying your claim for benefits and that you may obtain a copy of such Rule, free of charge on request; and (2) if the decision was based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination applying the terms of the Plan to your medical circumstances, or a statement that you may obtain such information free of charge on request.

How may I appeal a claim denial?

Generally, you will have 60 days after receiving the notice explained above to file an appeal of the claim denial with the Plan Administrator. However, if your claim for benefits is one for disability benefits, you will have 180 days after receiving this notice to file an appeal of the claim denial with the Plan Administrator. This request must be in writing.

After the Plan Administrator receives your appeal, you will be provided with an opportunity to submit written comments, documents, records and other information relating to your claim. You may also have access to and free copies of all documents, records and other information relating to your claim. The person of your choice may represent you throughout the process. The Plan Administrator’s review will take into account all comments and information that you submit, even if that information was not available for the initial claim determination.

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If your claim for benefits is one for disability benefits, you will have the following rights in addition to those set forth in the immediately preceding paragraph. Your claim on appeal will be reviewed without deference to the initial adverse decision by an appropriate fiduciary of the Plan who is neither the individual who made the initial decision regarding your claim nor a subordinate of such individual. In addition, if the initial adverse benefits determination was based in whole or in part on a medical judgment (including a determination with regard to whether a particular treatment, drug, or other item is experimental, investigational, or not medically necessary or appropriate), the fiduciary reviewing your claim on appeal will consult with a healthcare professional with appropriate training and experience in the field of medicine involving the medical judgment. Finally, the fiduciary reviewing your claim on appeal must identify the medical or vocational experts who were used in making the initial decision regarding your benefits, and the fiduciary reviewing your claim on appeal may not rely on such experts or their subordinates in making a decision on appeal.

The Plan Administrator will generally respond to a request for a review within 60 days (or 120 days under special circumstances). However, if your claim for benefits is one for disability benefits, the fiduciary reviewing your claim will respond to a request for a review within 45 days (or 90 days under special circumstances). The Plan Administrator or fiduciary reviewing your claim will then either reverse the earlier decision and pay your claim, or deny your appeal. If your claim is once again denied, the notice must include the following:

•	specific reasons why the claim was denied;

•	specific references to any Plan provisions on which the denial was based;

•	a statement that you are entitled to receive, upon request and free of charge, reasonable access to copies of all documents, records or other information relevant to your benefits claim;

•	a statement describing any voluntary appeal procedures offered by the Plan and your right to obtain information about these voluntary appeal procedures; and

•	a statement of your right to bring a civil action under section 502(a) of ERISA.

If your claim was one for disability benefits, the notification will also include the following: (1) if the fiduciary reviewing the claim relied upon an internal rule, guideline, protocol or other similar criterion (hereinafter referred to as “Rule”) in denying your claim for disability benefits on review, either the specific Rule, or a statement that the fiduciary reviewing the claim relied on such Rule, denying your claim for disability retirement benefits on review and that you may obtain a copy of the Rule, free of charge upon request; (2) if the decision on review was based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to your medical circumstances, or a statement that you may obtain such explanation free of charge upon request; and (3) the following statement: “You and your Plan may have other voluntary alternative dispute resolution options, such as

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mediation. One way to find out what may be available is to contact your local U.S. Department of Labor and your state insurance regulatory agency.”

Legal Rights

As a participant in the Plan, you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). ERISA provides that all Plan participants are entitled to:

Receive Information About Your Plan and Benefits

•

Examine, without charge, at the Plan Administrator’s office and at other specified locations, such as work sites and union halls, all documents governing the Plan, including any insurance contracts and collective bargaining agreements, if applicable, and a copy of the latest annual report (Form 5500 Series) filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration.

•

Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan, including any insurance contracts and collective bargaining agreements, if applicable, and copies of the latest annual report (Form 5500 Series) and an updated summary plan description. The Plan Administrator may charge a reasonable amount for the copies.

•	Receive a summary of the Plan’s annual financial report. The Plan Administrator is required by law to furnish each participant with a copy of this summary annual report.

•

Obtain a statement telling you whether you have a right to retirement benefits from your Plan at normal retirement age and if so, what your benefits would be at normal retirement age if you stop working now. If you do not have a right to retirement benefits, the statement will tell you how many more years you have to work to get a right to your retirement benefits. This statement must be requested in writing and is not required to be given more than once every 12 months. The Plan must provide the statement free of charge.

Prudent Actions by Plan Fiduciaries

In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate your Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries. No one, including your Employer, your union, or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a retirement benefit or exercising your rights under ERISA.

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Enforce Your Rights

If your claim for a retirement benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules. Under ERISA, there are steps you can take to enforce the above rights.

•

For instance, if you request a copy of Plan documents or the latest annual report from the Plan and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.

•

If you have a claim for benefits that is denied or ignored, in whole or in part, you may file suit in a state or federal court. In addition, if you disagree with the Plan’s decision or lack thereof concerning the qualified status of a domestic relations order, you may file suit in a federal court.

•

If it should happen that Plan fiduciaries misuse the Plan’s money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court.

The court will decide who should pay the court costs and legal fees. If you are successful, the court may order the person you sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees (for example, if the court finds your claim is frivolous).

Assistance With Your Questions

If you have any questions about your Plan, you should contact your Plan Administrator. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory, or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

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Additional Information

Who handles the administration of the Plan?

The Plan is administered by your Employer. As Plan Administrator, your Employer is generally responsible for Plan operations and has sole discretion to interpret Plan provisions. Note that Transamerica has agreed to assume certain fiduciary responsibilities of the Plan Administrator in accordance with certain agreed upon administrative procedures between Transamerica and your Employer.

Transamerica performs some, but not all, of the recordkeeping services for your Plan. Transamerica performs these functions at the direction of the Plan Administrator in accordance with the provisions of the Plan and the Plan funding documents. Transamerica:

•	receives the Plan contributions;

•	credits your account for those contributions; and

•	pays benefits to you and/or your beneficiaries.

Who pays the costs of administering the Plan?

The costs of administering your Plan may be shared between you and your Employer. In addition, some of the costs of administering your Plan may be paid from Plan assets. Note that any Plan administrative fees that are actually deducted from your contributions or your account will be disclosed on your quarterly Plan benefit statement. Any Plan administrative fees are in addition to any expenses of the underlying investment options available under the Plan.

In addition, a plan service credit may be added to your account. If applicable, this will lower the effective annual expense ratios of the investment fund(s) for which a plan service credit applies. Any plan service credit will be disclosed on your quarterly Plan benefit statement.

Can my Employer amend and/or terminate the Plan?

Your Employer may choose to amend and/or terminate the Plan at any time. If your Employer terminates the Plan (or a partial plan termination occurs), you will automatically become 100% vested in your account. This means that you would have full ownership of the money in your account. If your Employer decides to amend the Plan, your vested benefit in the account cannot be reduced.

Upon full termination of the Plan, the Employer will direct the distribution of the assets to participants in a manner that is consistent with the provisions of the Plan. Distributions will be made in cash and if permitted by the Plan, through the purchase of irrevocable nontransferable commitments from Transamerica Financial Life Insurance Company. Except

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as permitted by Internal Revenue Service regulations, the termination of the Plan shall not result in any reduction of protected benefits.

Is this Plan insured?

No, this Plan is not insured. The assets of the Plan are held entirely separate from the assets of your Employer. All assets of the Plan are dedicated to the exclusive benefit of the Plan’s participants. ERISA established a special federal agency, the Pension Benefit Guaranty Corporation (PBGC), to protect employees’ benefits in certain pension plans when there is not enough money to cover benefits if a plan should terminate. By definition, benefits under this Plan are always equal to the value of the investments in the Plan. Thus, there is no need for insurance, nor is coverage available, for plans of this type.

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SPD APPROVAL FORM	Account # QK63103

In order to comply with the Employee Retirement Income Security Act of 1974 (ERISA), a Summary Plan Description (“SPD”) must be furnished to each participant and beneficiary receiving benefits within 90 days after becoming a participant or first receiving benefits, or within 120 days after the plan is established (i.e., the plan’s effective date), whichever is later. In addition, when a plan is changed or amended, generally an updated SPD or summary of the change must be furnished to each participant within 210 days after the close of the plan year in which the plan amendment and/or restatement was adopted.

As part of Transamerica’s plan document services, we have prepared a draft SPD to help you comply with the requirements of ERISA. The attached SPD is based on your Plan’s provisions and includes all updates required by law. The SPD draft has been prepared as a guide for your attorney’s review. After you have approved the SPD, you may request that Transamerica print SPD booklets for distribution to participants (see below).

To ensure that all participants and beneficiaries have the most recent copy of the SPD that includes all changes, and to avoid having to provide new participants with multiple SPDs and/or a SPD with multiple inserts, we are recommending that you approve the SPD by April 30, 2018 so that it may then be distributed to all interested parties. This will allow you time to review the SPD and still be able to provide the SPD to participants within a reasonable timeframe. If we do not receive your approval for the SPD by this date, we will assume that you have approved the SPD in its current form and that you have distributed the SPD to participants.

Note that Transamerica is able to accommodate minor changes to the attached SPD. However, if you or your legal counsel want to make significant changes to the text or format, you must elect Transamerica’s SPD Customization Program and we will provide the SPD to you electronically. You may then customize the SPD. If you choose this option, please note that you are then responsible for maintaining the SPD on an ongoing basis, including any future Summary of Material Modifications and any updates required by law. You will also be responsible for printing the SPD; however, if the format of the SPD has not been altered, Transamerica may be able to print the SPD if you so desire. However, we will need to review the SPD once it is finalized to determine if we are able to print the SPD booklet.

If you elect to utilize the attached SPD or you have elected the SPD Customization Program and Transamerica has determined that we are able to print your customized SPD, Transamerica will print SPD booklets in an amount equal to 110% of the number of eligible employees in the Plan. The initial supply of SPD booklets will be printed at no cost to you.

In order to confirm how you want to proceed, please select one of the options below:

☐	I have reviewed the attached SPD and elect to have Transamerica print and maintain the SPD for my Plan. Accordingly, please print a total of SPD booklets.

Signature of Plan Administrator Date

Please indicate address where SPD booklets should be delivered:

Attn:

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☐

I have reviewed the attached SPD and elect to have TRS print and maintain the SPD for my Plan. In addition, I authorize TRS to deliver the SPD booklets directly to eligible employees using the following delivery method:

☐ Electronically
☐ By mail

Signature of Plan Administrator Date

☐

I have reviewed the attached SPD and elect to have Transamerica print and maintain the SPD for my Plan. However, I am requesting minor modifications to the SPD. Please review the attached draft and advise if Transamerica is able to accommodate the requested changes.

Signature of Plan Administrator Date

☐

I have reviewed the attached SPD and want to make major modifications to the draft. I understand that Transamerica will send me the SPD electronically and will not maintain the SPD, and that I will be responsible for any future updates to the SPD. Once finalized, I will send Transamerica a copy of the SPD for their files.

Signature of Plan Administrator Date